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                                  EXHIBIT 10.5


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                         SEVERANCE PROTECTION AGREEMENT

         This Severance Protection Agreement ("Agreement") is made by and between McDuffie Bank & Trust, a banking association chartered under the laws of the State of Georgia (the "Bank"), Pinnacle Bancshares, Inc., a corporation chartered under the laws of Georgia (the "Company") and Joseph E. Gore, an employee of the Bank and the Company (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Bank is a banking association organized under the laws of the State of Georgia and is engaged in the banking business in McDuffie County, Georgia; and

         WHEREAS, the Employee is currently an officer of the Bank holding the title of Executive Vice President; and

         WHEREAS, the Bank and the Employee desire to provide for the payment of severance pay to the Employee in the event of termination of his employment with the Bank following a change in control of the Bank, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions set forth herein, the Bank and the Employee agree herein as follows:

         1. OPERATION OF AGREEMENT. This Agreement shall be effective immediately upon its execution, but its provisions shall not be operative unless and until a "Change in Control" (as such term is defined in paragraph 2 hereof) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, prior to the occurrence of a Change in Control.

         2. CHANGE IN CONTROL. (a) Unless otherwise provided, the term "Change in Control" as used in this Agreement shall mean the first to occur of any of the following:

                    (i) The effective date of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the Company merges into a bank holding company or one or more of the Company's subsidiaries becomes a subsidiary of a bank holding company, or substantially all of the assets of the Company are sold to or acquired by a person, corporation or group of associated persons acting in concert who are not members of the present Board of Directors of the Company.

                    (ii) The date upon which any person, corporation, or group of associated persons acting in concert becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than 25% of the votes then entitled to be cast at an election of directors of the Company; or

                    (iii) The date upon which the persons who were members of
                          the Board of Directors of the Company as of the date of this Agreement (the "Original


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                          Directors") cease to constitute a majority of the
                          Board of Directors; provided, however, that any new director whose nomination or selection has been approved by the unanimous affirmative vote of the Original Directors then in office shall also be deemed an Original Director.

               (b) Notwithstanding the foregoing and for purposes of paragraph 4(b) below only, the term "Change in Control" shall mean the date upon which any person, corporation, or group of associated persons acting in concert becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of 50% or more of the votes then entitled to be cast at an election of directors of the Company.

         3. SEVERANCE PAY UPON TERMINATION BY THE BANK WITHOUT CAUSE OR BY EMPLOYEE FOR CAUSE. If, during the three (3) year period immediately following a Change in Control, the Employee's employment with the Bank is terminated either:

               (a) by the Bank for no reason or for any reason other than as the result of the Employee's material violation of a written policy of the Bank, or any dishonesty or willful misconduct of the Employee, including, but not limited to, theft of or other unauthorized personal use of the Bank's funds or other property; or

               (b) by the Employee as a result of, and within thirty (30) days following:

                   (i) a reduction in his rate of regular compensation from the Bank to an amount below the rate of his regular compensation as in effect immediately prior to the Change in Control; or

                   (ii) a requirement that the Employee relocate to a county other than Columbia, McDuffie or Richmond County; or

                   (iii) a reduction in his duties, title, and/or responsibilities, as were previously set prior to the Change in Control,

then the Bank shall pay the Employee an amount equal to two (2) times the rate of his annual regular compensation (not including bonuses, benefits, grant of options or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control. Such compensation shall be paid in a lump sum or on a monthly basis as specified in writing by the Employee.

         4. SEVERANCE PAY UPON TERMINATION BY THE EMPLOYEE. Within thirty (30) days after the date upon which a Change in Control occurs as defined in:

               (a) paragraph 2(a)(iii) above, Employee may terminate his or her employment and the Bank shall pay Employee an amount equal to one (1) time the rate of his or her regular compensation (not including bonuses, benefits, grant of options, or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control as set forth in paragraph 2(a)(iii) hereof. Such compensation shall be paid in a lump sum or on a monthly basis as specified in writing by the Employee; or


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             (b) paragraph 2(b) above, Employee may terminate his or her employment and the Bank shall pay Employee an amount equal to one and a half (1 1/2) times the rate of his or her regular compensation (not including bonuses, benefits, grant of options, or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control as set forth in paragraph 2(b) hereof. Such compensation shall be paid in a lump sum or on a monthly basis as specified in writing by the Employee.

         5. NO SEVERANCE PAY UPON OTHER TERMINATION. Upon any termination of Employee's employment with the Bank other than a termination specified in paragraphs 3 and 4, the sole obligation of the Bank to the Employee shall be to pay his regular compensation up to the effective date of the termination.

         6. ENTIRE OBLIGATION. Payment to the Employee pursuant to paragraph 3 or 4 of this Agreement shall constitute the entire obligation of the Bank to the Employee in full settlement of any claim at law or in equity that the Employee may otherwise assert against the Bank or any of its employees, officers or directors on account of the Employee's termination of employment.

         7.  NO OBLIGATION TO CONTINUE EMPLOYMENT.    This Agreement does not
create any obligation on the part of the Bank to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

         8. TERM OF AGREEMENT. This Agreement shall remain in effect for a term of three (3) years from the date hereof and shall automatically renew for an additional three (3) years on each anniversary thereof, unless Employee is otherwise notified to the contrary thirty (30) days prior to such anniversary by the Bank, in which case this Agreement shall terminate two years from such anniversary.

         9. SEVERABILITY. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement.

         10. ASSIGNMENT, SUCCESSOR AND INTEREST. This Agreement being personal to the Employee may not be assigned by him. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Bank and the heirs, executors and personal representatives of the Employee.

         11. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants and conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.


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         IN WITNESS WHEREOF, this Agreement has been approved by the Board of
Directors of the Bank on the 7th day of July, 1997 to be effective beginning on the 11th day of June, 1997, as executed by the undersigned duly authorized on this 10th day of September, 1997.

                                                     THE "BANK"

                                                     MCDUFFIE BANK & TRUST


                                                By: /s/ David W. Joesbury, Sr.
                                                    ---------------------------
                                                    Chairman of the Board


                                                     THE "COMPANY"

                                                     PINNACLE BANCSHARES, INC.


                                                By: /s/ David W. Joesbury, Sr.
                                                    ---------------------------
                                                    Chairman of the Board


                                                    THE "EMPLOYEE"

                                                By: /s/ Joseph E. Gore
                                                    ---------------------------



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